Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: March 13, 2006

Issuer Name and Ticker Symbol: En Pointe Technologies, Inc. (ENPT)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and
       Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of En Pointe Technologies, Inc.

ZEFF HOLDING COMPANY, LLC


By: /s/ Daniel Zeff
    -------------------------------
    Name:  Daniel Zeff
    Title: Manager


ZEFF CAPITAL PARTNERS I, L.P

By:  Zeff Holding Company, LLC, as general partner


By: /s/ Daniel Zeff
    -------------------------------
    Name:  Daniel Zeff
    Title: Manager


 SPECTRUM GALAXY FUND LTD.


 By: /s/ Dion R. Friedland
     ------------------------------
     Name:  Dion R. Friedland
     Title: Director